EXHIBIT 10.1
IMPORTANT NOTE: Portions of Exhibit 10.1, where indicated by an asterisk, are omitted and filed separately with the Commission pursuant to a request for confidential treatment.
AMENDED AND RESTATED MASTER CAPITAL LEASE AGREEMENT
(Originally executed November 30, 2005, amended and restated as of December 18, 2007)

Lessor:	IntraLase Corp.
9701 Jeronimo
Irvine, CA 92618

Lessee:	TLC Vision Corporation
540 Maryville Center Drive
St. Louis, MO 63141

Leased
Equipment:	* of IntraLase Lasers
Terms: For each Laser leased hereunder, $* for lasers installed prior to *, and $* for lasers installed after * (“Lease Payments”) plus applicable taxes for * months from the date of installation and acceptance. With respect to lasers installed prior to *, the payments received by IntraLase in excess of $* per month shall be credited to future monthly installments until such excess payment is extinguished and thereafter, the Lease Payments shall continue over the remainder of the term for each Laser. By way of example, *.
     1. LEASE AGREEMENT. TLC Vision (USA) Corporation (“Lessee”) hereby leases from IntraLase Corp. (“Lessor”), and Lessor leases to Lessee, the personal property described above, together with any replacement parts, additions, repairs or accessories now or hereafter incorporated in or affixed to it (hereinafter referred to individually as a “Laser” and collectively as the “Equipment”).
     2. ACCEPTANCE OF EQUIPMENT. Lessee agrees to inspect the Equipment and to execute a Certificate of Acceptance, as provided by Lessor, after the Equipment has been delivered and installed and is operable in accordance with manufacturer specifications. Lessee hereby authorizes Lessor to insert in this Lease Agreement or any sublease agreement covering any specific item of Equipment serial numbers or other identifying data, with respect to such Equipment.
     3. DISCLAIMER OF WARRANTIES AND CLAIMS; LIMITATION OF REMEDIES, EXCEPT AS SPECIFICALLY SET FORTH ON EXHIBIT A. THERE ARE NO WARRANTIES BY OR ON BEHALF OF LESSOR. Lessee acknowledges and agrees by his signature below as follows:
     (a) EXCEPT AS SPECIFICALLY SET FORTH ON EXHIBIT A, LESSOR MAKES NO WARRANTIES EITHER EXPRESS OR IMPLIED AS TO THE CONDITION OF THE EQUIPMENT, ITS MERCHANTABILITY, ITS FITNESS OR SUITABILITY FOR ANY PARTICULAR PURPOSE, ITS DESIGN, ITS CAPACITY, ITS QUALITY OR WITH RESPECT TO ANY CHARACTERISTICS OF THE EQUIPMENT.
     (b) Except as specifically set forth on Exhibit A, Lessee leases the Equipment “as is” and with all faults.
     (c) Lessee specifically acknowledges that the Equipment is leased to Lessee solely for commercial or business purposes and not for personal, family, household or agricultural purposes.
     (d) LESSEE SHALL HAVE NO REMEDY FOR CONSEQUENTIAL OR INCIDENTAL DAMAGES AGAINST LESSOR; and

     (e) NO DEFECT, DAMAGE OR UNFITNESS OF THE EQUIPMENT FOR ANY PURPOSE SHALL RELIEVE LESSEE OF THE OBLIGATION TO MAKE LEASE PAYMENTS OR RELIEVE LESSEE OF ANY OTHER OBLIGATION UNDER THIS LEASE AGREEMENT. The parties have specifically negotiated and agreed to the foregoing paragraph.
NO SALESMAN OR AGENT OF LESSOR IS AUTHORIZED TO WAIVE OR ALTER ANY TERM OR CONDITION OF THIS LEASE AGREEMENT, AND NO REPRESENTATION AS TO THE EQUIPMENT OR ANY OTHER MATTER BY SUCH SALESMAN OR AGENT OF LESSOR SHALL IN ANY WAY AFFECT LESSEE’S DUTY TO PAY THE LEASE PAYMENTS AND TO PERFORM LESSEE’S OBLIGATIONS SET FORTH IN THIS LEASE AGREEMENT.
     4. ASSIGNMENT BY LESSEE PROHIBITED. WITHOUT LESSOR’S PRIOR WRITTEN CONSENT, LESSEE SHALL NOT ASSIGN THIS LEASE AGREEMENT OR SUBLEASE THE EQUIPMENT OR ANY INTEREST THEREIN, OR PLEDGE OR TRANSFER THIS LEASE AGREEMENT, OR OTHERWISE DISPOSE OF THE EQUIPMENT COVERED HEREBY. It is agreed that use of the Equipment by Lessee’s certified affiliated and open access doctors will not be considered a violation of this section.
     5. EXPENSE OF ENFORCEMENT AND SEVERABILITY. In the event of any legal action with respect to this Lease Agreement, the prevailing party in any such action shall be entitled to reasonable attorneys’ fees, together with all costs and expenses incurred in pursuit thereof. This Lease Agreement is intended to constitute a valid and enforceable legal instrument and no provision of this Lease Agreement that may be deemed unenforceable shall in any way invalidate any other provision or provisions hereof, nil of which shall remain in full force and affect.
     6. LEASE PAYMENTS. Lessee agrees to make lease payments, in advance, as set forth on Exhibit B. *.
     7. CHOICE OF LAW. This Lease Agreement shall be considered to have been made in the State of California and shall be interpreted in accordance with the laws and regulations of the State of California.
     8. COMMENCEMENT, EXPIRATION AND RENEWAL. This Lease Agreement shall commence upon Lessor’s acceptance of it. Lessor shall have no obligation to Lessee under this Lease Agreement for any specific Laser leased hereunder if Lessee fails to execute and deliver to Lessor a Certificate of Acceptance for such Laser within five days after it is delivered to Lessee. Unless earlier terminated or canceled by Lessor, this Lease Agreement shall remain in force until all obligations of the Lessee to the Lessor hereunder have been satisfied and discharged.
     9. NO ORAL MODIFICATIONS; NO WAIVER. No provision of this Lease Agreement shall be modified or rescinded unless in writing signed by a duly authorized representative of Lessor and Lessee. Waiver by either party of any provision hereof in one instance shall not constitute a waiver as to any other instance.
     10. SPECIFIC POWER OF ATTORNEY. In the event it is necessary to amend the terms of this Lease Agreement to reflect a change in the description of the Equipment, Lessee agrees that any such amendment shall be described in a Letter from Lessor to Lessee and unless 15 days after the date of such letter Lessee objects in writing to Lessor, this Lease Agreement shall be deemed amended and such amendment shall be incorporated in this Lease Agreement herein as if originally set forth. Lessee grants to Lessor a specific power of attorney for Lessor to use solely as follows: (1) Lessor may sign and file on Lessee’s behalf any document Lessor reasonably deems necessary to perfect or protect Lessor’s interest in the Equipment or pursuant to the Uniform Commercial Code; and (2) Lessor may sign, endorse or negotiate for Lessor’s benefit any instrument representing proceeds from any policy of insurance covering the Equipment.

     11. LOCATION. The Equipment shall be installed at such Lessee locations as shall be mutually agreed by Lessor and Lessee and shall be kept at the Lessee locations where originally installed and shall not be moved without Lessor’s prior written consent which will not be unreasonably withheld.
     12. USE. Lessee shall use the Equipment in a careful manner, shall comply with all laws relating to its possession, use, or maintenance, and shall not make any alterations, additions, or improvement to the Equipment without Lessor’s prior written consent. All additions, repairs at improvements made to the Equipment shall belong to Lessor.
     13. OWNERSHIP; PERSONALTY. The Equipment is, and shall remain, the property of Lessor, and Lessee shah have no right, title, or interest in the Equipment except as expressly set forth in this Lease Agreement. The Equipment shall remain personal property even though installed in or attached to real property.
     14. SURRENDER. By this Lease, Lessee does not acquire ownership rights in any piece of Equipment until the end of the Lease Term for such Equipment and subject to satisfaction of all payment and other obligations with respect thereto. In the event of a default under Paragraph 20, hereof, Lessee, at its expense, shall return the Equipment in good repair, ordinary wear and tear resulting from proper use thereof alone excepted, by delivering it, packed and ready for shipment to such place or carrier as Lessor may specify.
     15. LOSS AND DAMAGE. Lessee shall at all times after installation and acceptance of the Equipment bear the entire risk of loss, theft, damage or destruction of the Equipment from any cause whatsoever, and no loss, theft, damage or destruction of the Equipment shall relieve Lessee of the obligation to make Lease Payments or to comply with any other obligation under this Lease Agreement. In the event of damage to any part of the Equipment, Lessee shall immediately place the same in good repair at Lessee’s expense. If Lessor determines that any part of the Equipment is lost, stolen, destroyed, or damaged beyond repair, Lessee shall pay Lessor in cash the following: (i) all amounts due by Lessee to Lessor under this Lease Agreement up to the date of the loss; and (ii) the aggregate amount of all remaining lease payments. Upon Lessor’s receipt of payment as set forth above, Lessee shall be entitled to title to the Equipment without any warranties except such as may then be in force, if any, for the balance of such existing warranty period. If insurance proceeds are used to fully comply with this subparagraph, the balance of any such proceeds shall go to Lessee to compensate for loss of use of the Equipment for the remaining term of the Lease Agreement.
     16. INSURANCE, LIENS; TAXES. Lessee shall provide and maintain insurance against loss, theft, damage, or destruction of the Equipment in an amount not less than the full replacement value of the Equipment, with loss payable to Lessor. Lessee also shall provide and maintain comprehensive general all-risk liability insurance insuring Lessor and Lessee with a severability of interest endorsement, or its equivalent, against any and all loss or liability for all damages, either to persons or property or otherwise, which might result from or happen in connection with the use or operations of the Equipment, with such limits and with an insurer satisfactory to Lessor. Each policy shall expressly provide that said insurance as to Lessor and its assigns shall not be invalidated by any act, omission, or neglect of Lessee and cannot be canceled without 30 days’ prior written notice to Lessor. As to each policy Lessee furnish to Lessor a certificate of insurance from the insurer, which certificate shall evidence the insurance coverage required by this paragraph. Lessor shall have no obligation to ascertain the existence of or provide any insurance coverage for the Equipment or for Lessee’s benefit. If Lessee fails to provide such insurance, Lessor will have the right but no obligation to have such insurance protecting Lessor placed at Lessee’s expense. Such placement will result in an increase in Lessee’s periodic payments, such increase being attributed to Lessor’s costs of obtaining such insurance and any customary charge or fees of Lessor’s or its designee associated with such insurance. Lessee shall keep the Equipment free and clear of all levies, liens and encumbrances. Lessee shall pay all charges and taxes (local, state and federal) which may now or hereafter be imposed upon the ownership, leasing, rental, sale, purchase, possession, or use of the Equipment, excluding, however, all taxes on or measured by Lessor’s net income. If Lessee fails to pay said charges or taxes, Lessor shall have the right, but shall not be obligated, to pay such charges or taxes. In that event, Lessor shall notify Lessee of such payment and Lessee shall repay to Lessor the cost thereof within 15 days after such notice is mailed to Lessee. Lessor shall maintain comprehensive general liability insurance including but not limited to product liability coverage and shall provide Lessee with evidence of such insurance upon request.
     17. *
     18. ASSIGNMENT BY LESSOR. Any assignee of Lessor shall have all of the rights but none of the obligations of Lessor under this Lease Agreement. Lessee shall recognize and hereby consents to any assignment of this Lease Agreement by Lessor, and shall not assert against the assignee any defense, counterclaim or setoff that Lessee may have against Lessor. Subject to the foregoing, this Lease Agreement inures to the benefit of and is binding upon the heirs, devisees, personal representatives, survivors, successors in interest, and assigns of the parties hereto.
     19. TIME OF ESSENCE. Time is of the essence of this Lease, and this provision shall not be implied waived by the acceptance on occasion of late or defective performance.
     20. DEFAULT. Lessee shall be in default if: (a) Lessee shall fail to make any payment due under the terms of this Lease Agreement for a period of 15 days from the due date thereof, or (b) Lessee shall fail to observe, keep, or perform any provision of this Lease, and such failure shall continue for a period of 30 days after written notice thereof; or (e) Lessee has made any misleading or false statement in connection with application for or performance of this Lease Agreement; or (d) the Equipment or any part thereof shall be subject to any lien, levy, seizure, assignment, transfer, bulk transfer, encumbrance, application, attachment, execution, sublease, or sale without prior written consent of Lessor, or (e) Lessee ceases to exist; or (f) Lessee defaults on any other agreement it has with Lessor and Lessor notifies Lessee in writing that much default is a default hereunder and such default is not cured within 30 days after such written notice thereof, or (g) Lessee files or has filed against it a petition under the bankruptcy laws.
     21. REMEDIES. If Lessee is in default, Lessor, with notice to Lessee, shall have the right to exercise any one or more of the following remedies, concurrently or separately, and without any election of remedies being deemed to have been made: (a) Lessor may enter upon Lessee’s premises and without any court order or other process of law may repossess and remove the Equipment, or render the Equipment unusable without removal, with notice to Lessee. Lessee hereby waives any trespass or right of action for damages by reason of such entry, removal, or disabling. Any such repossession shall not constitute a termination of this Lease Agreement unless Lessor so notifies Lessee in writing; (b) Lessor may require Lessee, at its expense, to return the Equipment in good repair, ordinary wear and tear resulting from proper use thereof alone excepted, by delivering it, packed and ready for shipment to such place or carrier as Lessee may specify; (c) Lessor may cancel or terminate this Lease Agreement and may retain any and all prior payments paid by Lessee; (d) Lessor may declare all sums due and to become due under this Lease Agreement immediately due and payable, including as to any or all items of Equipment; (e) Lessor may release the Equipment, without notice to Lessee, to any third party, upon such terms and condition as Lessee alone shall determine, or may sell the Equipment, without notice to Lessee, at private or public sale, at which the Lessor may be the purchaser; (f) Lessor may sue for and recover from Lessee the sum of all unpaid loans and other payments due under this Lease Agreement then accrued, all accelerated future payments due under this Lease Agreement, less the net proceeds of disposition, if any, of the Equipment; (g) to pursue any other remedy available at law, by statute or in equity. No right or remedy herein conferred upon or reserved to Lessor is exclusive of any other right or remedy herein, or by law or by equity provided or permitted, but each shall be cumulative of every other right or remedy given herein or now or hereafter existing by law or equity or by statute or otherwise, and may he enforced concurrently therewith or from time to time. No single or partial exercise by Lessor of any right or remedy hereunder shall preclude any other or further exercise of any other right or remedy.
     22. MULTIPLE LESSEES. Lessor may, with the consent of any one of the Lessees hereunder, modify, extend or change any of the terms hereof without consent or knowledge of the others, without in any way releasing, waiving or impairing any right granted to Lessor against the others. Lessees are jointly and severally responsible and liable to Lessor under this Lease Agreement.

     23. ADDITIONAL TERMS AND CONDITIONS. Transfer of ownership of each item of Equipment will occur at the end of the Lease Term for such Equipment (or earlier buyout in accordance herewith) and when all applicable Lease Payments and other Lessee obligations have been satisfied.
     The person signing below entities that (i) he/she is a corporate officer of Lessee and is authorized to sign this Capital Lease Agreement and bind Lessee and (ii) Lessee agrees to all terms contained herein.

Lessee		Lessor:

TLC VISION CORPORATION		INTRALASE CORP.

By:	/s/ Brian L. Andrew	By:	/s/ Douglas H. Post

	Brian L. Andrew, General Counsel and Secretary		Douglas H. Post, Vice President

Date:	December 26, 2007	Date:	December 26, 2007

EXHIBIT A
WARRANTY
*

EXHIBIT B
LEASE PAYMENT TERMS
*
If installation and acceptance of the Leased Laser occurs during the first to the fifteenth (inclusive) day of a calendar month, the initial payment will be due, in advance, on the fifteenth day of that month. If installation and acceptance of the Leased Laser occurs during the sixteen to the thirtieth day (inclusive) of a calendar month, the initial payment will be due, in advance, on the thirtieth day of that month. The remaining payments will be due on the fifteenth or thirtieth day (as applicable) of each successive calendar month thereafter until paid in full. Payments not received within * days of the due date will be considered overdue. Overdue payments will bear interest, calculated as of the due date, at the rate of * per month, or the highest rate allowed by law, whichever is less, until paid in full. In the event any payment becomes overdue by more than thirty days, Lessor may elect to send a written notice of default to Lessee, at the above address. If the default is not cured within * days of written notice, all sums due on all Leased Lasers will become immediately due and payable, without further notice or demand, and Lessor may exercise any or all legal rights available to it to enforce the obligation. After acceleration of the obligation, interest will accrue on all outstanding balances at the rate of *% per month, or the highest rate allowed by law, whichever is less, until paid in full, and Lessor will be entitled to recover its costs of collection, including reasonable attorneys’ fees.